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                                                                       Exhibit 6


[Sutherland Asbill & Brennan LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus and supplement included in Post-Effective Amendment No. 13 to the Registration Statement on Form S-6 for Zenith Flexible Life, issued through the New England Variable Life Separate Account (File No. 33-88082). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP



                                          By:      /s/   Stephen E. Roth
                                               --------------------------------
                                                      Stephen E. Roth

Washington, D.C.
April 24, 2002